SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 31, 2006

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction                                      (Commission                                                    (IRS Employer

of Incorporation)                                                       File Number)                                       Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On March 31, 2006, the Registrant notified the Nasdaq Stock Market that the Registrant would be unable to file with the SEC its annual report on Form 10-K for the year ended December 31, 2005, in a timely fashion.  This failure to timely file its Form 10-K constitutes a failure to satisfy the filing requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14).  Failure to comply with these requirements can result in the commencement of delisting proceedings by the Nasdaq Stock Market.  The Registrant is currently working diligently on the restatement of its financial statements, as presented in more detail under Item 4.02 of this Report.

Item 4.02.  Non-Reliance upon Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2006, the Management, the Audit Committee, and the Board of Directors of the Registrant concluded that certain of the Company's previously issued financial statements would be restated.  The Audit Committee has discussed the matters disclosed in this filing with KPMG LLP, the Company's independent registered public accounting firm.  In this regard, the Company issued a press release announcing the restatement of the Company's financial statements for the first three quarters of 2005, the years ended December 31, 2004, 2003, 2002 and 2001, and each of the quarters in 2004 and 2003.  As a result, the previously filed financial reports for these periods should no longer be relied upon. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The Company reported that it incorrectly included the Company's proportionate share of certain revenues and costs related to transactions with the Company sponsored drilling partnerships in its consolidated statements of income. The Company has previously recorded certain revenue received from the partnerships, including that allocable to its own investments in the partnerships, and correspondingly has recorded an equal amount of expense related to that investment.  However, we have determined that the Company's portion of these revenues and costs should not be included in the revenues and expenses reported in the Company's financial statements and that the revenues and expenses related to these transactions with the drilling partnerships should be net of the Company's interest in these drilling partnerships.  Because the amounts recorded by the Company for its share of partnership revenues and expenses were equal, the Company believes the correction will not have an impact on Net Income, Earnings per Share, Cash Flow or the Company's financial position.

The following table reflects the Company's estimate of the impact of the corrections for the elimination of the Company's proportionate share of the partnership activities on the Consolidated Statement of Income for the first three quarters of 2005 and the years ended December 31, 2004, 2003 and 2002 on total Revenues and total Costs and Expenses. KPMG LLP, the Company's independent registered public accounting firm, is currently completing its review of the Company's previous financial statements and the effects of this change.  The amounts included in this table are estimates made by the Company at this time and are subject to revision.  In addition, if other errors are identified in the restatement process further changes could be required.

	2005 (in millions)
	3rd Qtr		2nd Qtr		1st Qtr
	As reported	As Restated	As reported	As Restated	As reported	As Restated
Revenues	$ 85.8	$ 78.2	$ 89.3	$ 81.3	$ 76.9	$ 69.8
Costs and expenses	63.8	56.2	73.6	65.6	56.2	49.1

	Years Ended December 31,
	(in millions)
	2004		2003		2002
	As reported	As Restated	As reported	As Restated	As reported	As Restated
Revenues	$ 293.7	$ 268.1	$ 204.3	$ 189.6	$ 132.3	$ 120.6
Costs and expenses	236.4	210.8	167.7	153.0	118.4	106.7

The Company and KPMG are working diligently on the restatement.  However, at this time, an estimate of the completion date of the restatement is not possible.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

                The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  April 3, 2006

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer